Exhibit 10.2

MASTER LEASE AGREEMENT

By and Between

Boulder Road LLC and Westside Boulder, LLC, tenants in common

(“Landlord”)

and

Boulder Road LLC

(“Tenant”)

September 9, 2020

TABLE OF CONTENTS

1.   Premises

2.   Term

3.   Tenant’s Use of Premises

4.   Base Rent, Base Rent Increase, Rent Credit, and Additional Rent

5.   Condition, Repair, Replacement and Maintenance of the Premises

6.   Guaranty

7.   Insurance

8.   Compliance with Laws and Insurance Requirements

9.   Alterations, Additions and Improvements

10.  Fire and Other Casualty

11.  Assignment and Subletting

12.  Landlord’s Right to Inspect and Repair

13.  Landlord’s Right to Exhibit Premises

14.  Signs

15.  Landlord not Liable

16.  Force Majeure

17.  Indemnification and Waiver of Liability

18.  Subordination; Attornment

19.  Condemnation

20.  Damages

21.  Landlord’s Right to Re-Enter

22.  Default by Tenant and Landlord’s Remedies

23.  End of Term; Removal of Tenant’s Trade Fixtures; Holding Over

24.  Estoppel Certificate

25.  Limitations on Landlord’s Liability

26.  Services and Utilities

27.  Qualification in Colorado

28.  Notices

29.  Broker

30.  Tenant’s Right to Quiet Enjoyment

31.   Miscellaneous

MASTER LEASE AGREEMENT

This Master Lease Agreement (this “Lease”) is made as of and effective September 9, 2020, between (i) Boulder Road LLC, a Colorado limited liability company and Westside Boulder, LLC, a California limited liability company, as tenants in common, referred to in this Lease as “Landlord”, and Boulder Road LLC, a Colorado limited liability company, referred to in this Lease as “Tenant.”

1.Premises. Landlord, in consideration of the rents and of the terms and conditions hereinafter contained, does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the real property located at 833 W. South Boulder Road, Unit 1, Louisville, Colorado 80027 and having the legal description set forth on Exhibit A attached hereto (the “Premises” or the “Property”). The land (the “Land”), building (the “Building”) and other improvements comprising Unit 1 of Boulder Road Condominiums are depicted on Exhibit B attached hereto.

Landlord and Tenant each agree that the building on the Premises contains a total of approximately 138,502 square feet of rentable area, which is conclusive for all purposes of this Lease.  Tenant’s mailing address for the Premises shall be 833 W. South Boulder Road, Louisville, Colorado 80027.

2.Term.

(a)Initial Term.  The initial term of this Lease shall be for ten (10) years, commencing on September 9, 2020 (the “Commencement Date”) and ending at midnight on September 30, 2030 (the “Initial Term”).  The Initial Term, as extended by any Extension Term (as hereinafter defined), is referred to herein as the “Term”.

(b)Extension Terms.  Tenant shall have the right to extend this Lease (“Option to Extend”) for two (2) five (5) year periods (each, an “Extension Term”) by giving Landlord written notice of its intention to exercise its Option to Extend at least eighteen (18) months prior to the expiration of then expiring Initial Term or Extension Term, as applicable.  The Option to Extend is not assignable separate and apart from this Lease. Each Extension Term shall be upon all of the terms and conditions of this Lease, except that Base Rent shall increase by 2.75% per annum during each year of such Extension Term.

3.Tenant’s Use of the Premises.

(a)Use by Tenant. Tenant shall use and occupy the Premises for general office and other lawful purposes (the “Permitted Use”). Tenant shall have the right to access, use and occupy the Premises 24 hours each day, 7 days per week.

(b)Prohibited Use. Tenant shall not occupy nor use all or any part of the Premises nor permit or suffer the Premises to be occupied or used for any purpose other than as provided for in this Lease, nor for any unlawful or disreputable purpose, nor for any extra hazardous purpose on account of fire or other casualty.

4.Base Rent, Base Rent Increase and Additional Rent

(a)Base Rent.   Except as otherwise provided herein, Tenant shall pay Base Rent (“Base Rent”) to Landlord in the amount of $2,001,353.90 per annum.

Base Rent is payable in equal monthly installments (“Monthly Base Rent”) in advance, commencing on the first day of each month as hereinafter set forth.  Monthly Base Rent shall be subject to adjustment pursuant to Section 4(b). If the Term commences (or ends) on a date other than the first (or last) day of a month, Monthly Base Rent shall be prorated on the basis of a thirty (30) day month.

Base Rent and all other sums, whether designated Additional Rent or otherwise, payable to Landlord under this Lease shall be payable in U.S. Dollars at the office of Landlord, or at such other place or places as Landlord may in writing direct.  All rent payable under this Lease shall be paid by Tenant without notice or demand, both of which are expressly waived by Tenant and without offset or deduction of any kind unless expressly set forth in this Lease.

(b)Base Rent Increases.  Commencing on October 1, 2024, and on each October 1st thereafter, the Base Rent for the next twelve-month period shall be increased by 2.75% per annum.  Tenant shall pay the new Base Rent from its effective date until the next periodic increase.

(c)Additional Rent Based Upon Operating Expenses.  In addition to Base Rent, Tenant shall pay Additional Rent (“Additional Rent”), starting on the Commencement Date, and on the first (1st) day of each month in advance thereafter, one-twelfth (1/12th) of the Operating Expenses (as hereinafter defined) for any calendar year in such amount as Landlord may reasonably estimate.

After each calendar year, Landlord shall deliver to Tenant a statement setting forth, in reasonable detail, the actual Operating Expenses paid or incurred by Landlord during the preceding calendar year.  If the amount paid by Tenant for Operating Expenses exceeds or is less than the actual Operating Expenses as shown by the statement, the excess shall be credited against or the amount unpaid shall be added to Tenant’s next payment due for Additional Rent under this Section.

In this Lease, “Operating Expenses” shall mean and include all amounts, expenses, and costs of whatever nature paid or incurred because of or in connection with the ownership, management, operation, repair, maintenance, or security of the Property, all additional facilities that may be added to the Property, and Landlord’s personal property that may be utilized in connection therewith.  Operating Expenses shall additionally include, but are not limited to, property management fees; premiums for liability, property damage, fire and other types of casualty insurance and worker’s compensation insurance; all personal property taxes levied on or attributable to personal property used in connection with the Building or the Property; straight-line depreciation on personal property owned by Landlord and consumed or used in the operation or maintenance of the Property; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Property; fees for required licenses and permits; legal, accounting, inspection, and other consultant’s fees incurred in the ordinary course of operating and maintaining the Property; costs of maintaining and repairing the roof, costs of repairing, replacing, resurfacing, repaving, maintaining, painting the paved areas of the Property, parking lot sweeping, snow removal, lighting, cleaning, refuse removal, security and similar items. Notwithstanding anything contained herein to the contrary, Operating Expenses shall not include, (i) depreciation charges, (ii) interest, principal and fees on any mortgage or other debt instrument encumbering the Premises, (iii) costs of Landlord reimbursed by insurance proceeds, (iv) costs of replacing the roof, foundation and the structural soundness of the exterior walls of the Building and the underground utility and sewer pipes outside the exterior walls of the Building, and costs for capital maintenance, repair or replacement; and (v) Landlord’s or Landlord’s property manager’s corporate general overhead or corporate general administrative expenses.

(d)Additional Rent Based Upon Real Estate Taxes. As Additional Rent, starting on the Commencement Date, Tenant shall pay Landlord the annual real estate taxes and assessments assessed and levied against the Property (including reasonable attorneys’, accountants’ and consultants’ fees and costs incurred in connection with proceedings to contest, determine or reduce any real estate taxes or assessments), on the first (1st) day of each month, in advance, in a sum equal to 1/12th of the annual real estate taxes and assessments due and payable for the then calendar year. If at a time a payment is required the amount of the real estate taxes and assessments for the then calendar year shall not be known, Tenant shall pay Landlord, as Additional Rent, 1/12th of the real estate taxes and assessments for the preceding calendar year; and upon ascertaining the real estate taxes and assessments for the current calendar year, Tenant shall pay Landlord any difference upon demand, or if Tenant shall be entitled to a credit, Landlord shall credit the excess against the next monthly installment(s) of Additional Rent falling due. Additional Rent based upon real estate taxes and assessments payable for the first and last years of the Term shall be adjusted and prorated, so that Landlord shall be responsible for Landlord’s prorated share for the period prior to and subsequent to the Term and Tenant shall pay Landlord its prorated share for the Term.

(e)Additional Rent Based Upon Other Sums. Tenant shall pay Landlord, as Additional Rent, all other sums of money on Tenant’s part to be paid pursuant to the terms, covenants and conditions of this Lease.

(f)Additional Rent Based Upon Reimbursement to Landlord. If Tenant shall fail to comply with or to perform any of the terms, conditions and covenants of this Lease, Landlord may (but with no obligation to do so) carry out and perform such terms, conditions and covenants, at the expense of Tenant, which expense shall be payable by Tenant, as Additional Rent, upon the demand of Landlord, together with interest at the rate per annum of eight percent (8%) (the “Default Rate”), which interest shall accrue from the date of Landlord’s demand.

(g)Additional Rent Based Upon Landlord’s Legal Expenses in Enforcing Lease. As Additional Rent, Tenant shall pay Landlord, all reasonable attorneys’ fees that may be incurred by Landlord in enforcing Tenant’s obligations under this Lease; provided, however, that in the event Landlord commences a suit against Tenant to enforce Tenant’s obligations under this Lease, and such suit is tried to conclusion and judgment is entered in favor of Tenant, then in that event Tenant shall not be under any obligation to pay Landlord the attorneys’ fees that Landlord may have incurred.

(h)Additional Rent Based Upon Taxes Based on Rent. If at any time during the Term a tax or charge shall be imposed by the State of Colorado or the county or municipality in which the Premises is located, pursuant to any future law, which tax or charge shall be based upon the rent due or paid by Tenant to Landlord, then Tenant shall pay Landlord, as Additional Rent, such tax or charge. The foregoing shall not require payment by Tenant of any income taxes assessed against Landlord or of any capital levy, franchise, estate, succession, inheritance or transfer tax due from Landlord.

(i)Net Lease, No Setoff and Application.

(i)Net Lease. It is the intention of the parties that this Lease is a “triple net lease” and Landlord shall receive the Base Rent, Additional Rent and other sums required of Tenant under this Lease, undiminished from all costs, expenses and obligations of every kind relating to the Premises, which shall arise or become due during the Term, all of which shall be paid by Tenant.

(ii)No Setoff. Tenant shall pay Landlord all Base Rent, Additional Rent and other sums required of Tenant under this Lease, without abatement, deduction or setoff, and irrespective of any claim Tenant may have against Landlord; and this covenant shall be deemed independent of any other terms, conditions or covenants of this Lease.

(iii)Application. No payment by Tenant or receipt by Landlord of an amount less than the full Base Rent, Additional Rent, or other sums required of Tenant under the Lease, shall be deemed anything other than a payment on account of the earliest Base Rent, Additional Rent, or other sum due from Tenant under this Lease. No endorsements or statements on any check or any letter accompanying any check or payment of Base Rent, Additional Rent, or other sum due from Tenant under this Lease, shall be deemed an accord and satisfaction of Landlord. Landlord may accept any check for payment from Tenant without prejudice to Landlord’s right to recover the balance of Base Rent, Additional Rent, or other sum due from Tenant under this Lease, or to pursue any other right or remedy provided under this Lease or by Requirements.

(j)Place of Payment of Rent. The Base Rent, Additional Rent and other sums required of Tenant under this Lease, shall be paid by Tenant to the property manager, Boulder Road LLC, at its address at 833 W. South Boulder Road, Louisville, CO 80027, Attn: Paul Tarell, or to such other place as Landlord may notify Tenant.

5.Condition, Repair, Replacement and Maintenance of the Premises.

(a)Condition of the Premises.  Tenant represents and warrants that Tenant has made its own inspection of the Premises prior to the commencement of the Term, that Tenant is fully familiar with the condition of the Premises and that Tenant accepts the Premises “As-Is.” Tenant enters into this Lease without any representations or warranties on the part of Landlord, express or implied, as to the condition or suitability of the Premises, including, but not limited to, the cost of operations and the condition of its fixtures, improvements and systems.  Tenant acknowledges that neither Landlord nor its agents or employees has agreed to undertake any alterations or construct any tenant improvements to the Building or the Premises, except as specifically set forth in this Lease.

(b)Landlord’s Obligations.

(i)Structure. Landlord shall maintain the roof, foundation and the structural soundness of the exterior walls of the Building in good repair. Landlord shall also maintain, and keep in good repair, the underground utility and sewer pipes outside the exterior walls of the Building. The cost of such maintenance shall be included in Operating Expenses. Notwithstanding the foregoing, Tenant shall repair and pay for any damage caused by the negligence of Tenant, or a “Tenant Representative” (as defined below), or otherwise caused by Tenant’s default hereunder. The term “walls” as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall within a reasonable amount of time give Landlord written notice of a defect or need for repairs which are Landlord’s responsibility under this Section 5(b)(i), after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord’s liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

(ii)Tenant Representative. The term “Tenant Representative” shall mean any shareholder, officer, director, member, manager, partner, employee, agent, contractor, licensee, assignee, sublessee or invitee of Tenant.

(c)Tenant’s Obligations.

(i)Repairs. Tenant shall, at Tenant’s sole cost and expense, keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of Section 5(b)(i) of this Lease) in good condition, promptly making all necessary repairs and replacements, including, but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, floors and floor covering, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and interior termite and pest extermination.

(ii)Tenant to Keep Premises Clean. In addition to the foregoing, and not in limitation of it, Tenant shall also, at Tenant’s sole cost and expense, undertake all replacement of all plate glass and light bulbs, florescent tubes and ballasts, and decorating, redecorating and cleaning of the interior of the Premises, and shall keep and maintain the Premises in a clean condition, free from debris, trash, refuse, snow and ice.

(iii)Tenant’s Negative Covenants. Tenant shall not injure, deface, permit waste nor otherwise harm any part of the Premises, permit any nuisance at the Premises, permit the emission of any objectionable noise or odor from the Premises, place a load on the floor on the Premises exceeding the floor load per square foot the floor was designed to carry, or install, operate or maintain any electrical equipment in the Premises that shall not bear an underwriters approval.

6.Guarantee. The performance of Tenant’s obligations under this Lease are guaranteed by Gaia, Inc., a Colorado corporation, pursuant to the Lease Guarantee attached hereto as Exhibit C.

7.Insurance.

(a)Landlord Insurance Coverage.  During the Term, Landlord shall maintain the following insurance, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain, the premiums of which shall be included in Operating Expenses: (i) commercial general liability insurance applicable to the Property and the Building providing, on an occurrence basis, a minimum combined single limit of at least $2,000,000, and (ii) “all-risk” or special cause of loss insurance covering the Building at replacement cost value as reasonably estimated by Landlord, and (iii) such other insurance required by law.

(b)Tenant Insurance Coverage. Tenant will maintain, or cause its subtenants to maintain, general liability insurance in such amounts, if any, as it deems commercially reasonable.  Tenant shall name Landlord as an additional insured on such insurance policy.

(c)Waiver of Subrogation. To the extent permitted by law, and without affecting the coverage provided by insurance required to be maintained hereunder, neither Landlord nor Tenant shall be liable by way of subrogation or otherwise to the other party, or to any insurance company insuring the other party for any loss or damage to any of the property of Landlord or Tenant, as the case may be, which loss or damage is covered by any insurance policies carried by the parties and in force at the time of any such damage, even though such loss or damage might have been occasioned by the negligence of Landlord or Tenant, and the party hereto sustaining such loss or damage so protected by insurance waives its rights, if any, of recovery against the other party hereto to the extent and amount that such loss is covered by such insurance. This provision is intended to waive, fully and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation by any insurance carrier.  The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this Section.

8.Compliance with Laws and Insurance Requirements.

(a)General Compliance with Laws and Requirements. Tenant shall, at Tenant’s sole cost and expense, promptly comply in all material respects with the Condominium Declaration of Boulder Road, recorded on 6/21/2017 at reception no. 03599120 in Boulder County, Colorado (the “Declaration”), the Governing Documents (as defined in the Declaration), all matters of record, each and every applicable statute, ordinance, code, rule, regulation, order, directive or requirement, currently or hereafter existing, including, but not limited to, the Americans with Disabilities Act of 1990 (“ADA”) and all environmental laws, together with all amending and successor applicable statutes, ordinances, codes, rules, regulations, orders, directives or requirements, and the common law, regardless of whether such laws are foreseen or unforeseen, ordinary or extraordinary, applicable to the Premises, Tenant, Tenant’s use of or operations at the Building, or all of them (the “Requirements”). A failure to comply with the Governing Documents shall be deemed a breach of the Lease by Tenant, subject to any right to cure granted by Section 22(a) of the Lease.

(b)Permits.  Tenant shall not commence or alter any operations at the Premises prior to obtaining, at its sole cost and expense, all permits, registrations, licenses, certificates and approvals from all applicable governmental authorities required pursuant to any Requirements.

9.Alterations, Additions and Improvements.

Tenant may, in its sole discretion and without the prior consent of Landlord, make any alterations, additions or improvements (collectively, “Alterations”) in or to the Premises. All such Alterations shall be performed by Tenant in a good and workmanlike manner and comply with all Requirements.  Tenant’s contractor shall obtain all applicable building and occupancy permits required by law.  Tenant agrees to indemnify Landlord and hold it harmless against any loss, liability or damage resulting from such work.  Notwithstanding anything to the contrary set forth in this Lease, Landlord will not make any Alterations in or to the Premises without the prior written consent of Tenant.

All Alterations and systems installed in or attached to the Premises by Tenant (including, by way of illustration and not by limitation, all partitions, paneling, carpeting, window coverings and light fixtures, but excluding all improvements, fixtures, equipment and other personal property relating to Gaia Sphere, including without limitation all studio equipment, camera equipment, lighting, sound systems, sound boards, Whisper Wall panels, wiring and cables (the “Gaia Sphere Property”)) shall, upon the expiration or earlier termination of this Lease, belong to and become the property of Landlord without any payment from Landlord and shall be surrendered by Tenant in good order and condition as part of the Premises upon the expiration or sooner termination of the Term. For the avoidance of doubt, Tenant shall not be required to remove such Alterations and systems or restore the Premises to their original condition, but Tenant may, at its option, remove the Gaia Sphere Property.

Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant.  Tenant’s obligations regarding liens shall be satisfied if during any period that a lien is disputed Tenant provides a bond (or other similar security) in a manner sufficient to release the lien from title to the Property in an amount equal to one and one-half times the amount of the claim, together with costs and interest.

10.Fire and Other Casualty.

(a)Repair of Damage.  If the Building is damaged or destroyed by fire or other casualty, Landlord shall commence repair or restoration within sixty (60) days of such damage or destruction and shall diligently pursue such repair and restoration to completion unless this Lease is terminated as provided herein.  Landlord shall pay the cost of repair of any damage or destruction of the Building (exclusive of Tenant’s inventory, furnishings, fixtures, equipment and other tangible personal property whose repair and restorations shall be the responsibility of Tenant).  Tenant shall pay the cost of repair of any damage or destruction of the Building caused by the negligence or willful misconduct of Tenant, its employees, agents, contractors, or invitees which is not insured or required to be insured against hereunder, plus any deductible under such insurance policies.  Tenant shall cooperate with Landlord to allow Landlord access to such portion of the Premises as Landlord reasonably requires to enable Landlord to repair the Building.

(b)Abatement.  If Building is damaged or destroyed by fire or other casualty not caused by the negligence or willful misconduct of Tenant, its agents, contractors, employees, or invitees, the Monthly Base Rent, Additional Rent and other expenses shall abate until such damage or destruction is repaired in proportion to the impairment of Tenant’s use of or access to the Premises. Except as specifically provided in this Lease, this Lease shall not terminate, Tenant shall not be released from any of its obligations under this Lease, the fixed rent, Additional Rent and other expenses payable by Tenant under this Lease shall not abate, and Landlord shall have no liability to Tenant for any damage or destruction to the Building.

(c)Termination by Landlord.  If the Building is damaged or destroyed, Landlord shall have the option to terminate this Lease within sixty (60) days from the date of the event of such damage or destruction by written notice to

Tenant delivered at least ninety (90) days prior to the proposed termination date specifying the cost of such repair if Landlord reasonably determines that the cost of repair to the Building (exclusive of Tenant’s inventory, furnishings, fixtures, equipment and other tangible personal property whose repair and restorations shall be the responsibility of Tenant), exceeds fifty percent (50%) of the value of the Building exclusive of the Land prior to such damage.

(d)Rights of Mortgagee. Anything contained in this Section or elsewhere in this Lease to the contrary notwithstanding, any different procedure for the distribution of the insurance proceeds which may be required by a mortgagee that is commercially reasonable and customary at the time shall take precedence over and be in lieu of any contrary procedure provided for in this Lease; provided, however, that Landlord shall use good faith efforts to obtain such mortgagee’s consent to such use of the insurance proceeds. If required, Landlord shall agree to accept such reasonable conditions that such mortgagee may require to allow use of the insurance proceeds for the restoration of the Building.

11.Assignment and Subletting.

(a)Landlord’s Consent Not Required. Provided that there is no Event of Default by Tenant under this Lease, Tenant may assign, sublet, or otherwise transfer all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent, provided that no such subletting or assignment shall (i) cause Tenant to be dissolved or to be a non-surviving entity; or (ii) release Tenant from this Lease.

(b)Permitted Transfer.  Notwithstanding anything contained in this Section 11 to the contrary, Tenant shall have the unrestricted right to transfer or assign this Lease as long as such assignee or transferee (i) is an entity which controls, is controlled by or is under common control with Tenant (an “Affiliate”), (ii) is the surviving entity following any merger or consolidation or sale of all or substantially all of Tenant’s or an Affiliate’s assets by Tenant or an Affiliate, (iii) is the result of a reorganization or other corporate restructuring of Tenant or an Affiliate, or (iv) acquires any or all of the interests of Tenant or an Affiliate; provided, further, that in no event shall any change in the management of Tenant or in the management of an Affiliate be deemed to be a transfer or assignment requiring the consent of Landlord.

12.Landlord’s Right to Inspect and Repair. Landlord or Landlord’s agents, employees or representatives, shall have the right upon twenty-four (24) hours prior notice (except in the event of an emergency, in which case no prior notice is required) to enter into and upon all or any part of the Premises during the Term at all reasonable hours, for the purpose of: (a) examination; (b) determination whether Tenant is in compliance with its obligations under this Lease; or (c) making repairs, alterations, additions or improvements to the Premises, as may be necessary by reason of Tenant’s failure to make same. This Section shall not be deemed nor construed to create an obligation on the part of Landlord to make any inspection of the Premises or to make any repairs, alterations, additions or improvements to the Premises for its safety or preservation.

13.Landlord’s Right to Exhibit Premises. Landlord or Landlord’s agents, employees or representatives shall have the right, upon forty-eight (48) hours prior written notice, to show the Premises during the Term to persons wishing to purchase or grant fee mortgages on the Premises. Landlord or Landlord’s agents, employees or other representatives shall have the right within the last six (6) months of the Term to place notices on any parts of the Premises, offering the Premises for lease and at any time during the Term, offering the Premises for sale, and Tenant shall permit the signs to remain without hindrance or molestation.

14.Signs. All signs of Tenant at the Premises shall conform with all municipal ordinances or other Requirements applicable to such signs.

15.Landlord Not Liable. Landlord shall not be liable for any damage or injury to any person or any property as a consequence of the failure, breakage, leakage or obstruction of water, well, plumbing, septic tank, sewer, waste or soil pipes, roof, drains, leaders, gutters, down spouts or the like, or of the electrical system, gas system, air conditioning system or other system, or by reason of the elements, or resulting from any act or failure to act on the part of Landlord, or Landlord’s agents, employees, invitees or representatives, assignees or successors, or attributable to any interference with, interruption of or failure beyond the control of Landlord.

16.Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, lockouts, riots, acts of God, shortages of labor or materials, war, civil commotion, fire or other casualty, catastrophic weather conditions, a court order that causes a delay, governmental laws, regulations, or restrictions, incidence of disease or other illness that reaches outbreak, epidemic, or pandemic proportions or other causes affecting the area in which the Property is located, or the Landlord’s labor or supply chain, or the availability or services or any other cause whatsoever beyond the control of Landlord (any of the foregoing being referred to an “Unavoidable Delay”). Landlord shall use reasonable efforts to notify Tenant not later than ten (10) business days after Landlord knows of the occurrence of an Unavoidable Delay; provided, however, that Landlord’s failure to notify Tenant of the occurrence of an event constituting an Unavoidable Delay shall not alter, detract from, or negate its character as an Unavoidable Delay or otherwise result in the loss of any benefit or right granted to Landlord under this Lease.

17.Indemnification and Waiver of Liability.

(a) Tenant.  Except to the extent caused by the negligence of Landlord or any Landlord Indemnitee (as defined below), neither Landlord nor Landlord’s members, affiliates, employees, agents, or contractors (each, a “Landlord Indemnitee”) shall be liable for and Tenant shall indemnify and save harmless Landlord and each Landlord Indemnitee from and against any and all liabilities, damages, claims, suits, costs (including costs of suit, reasonable attorneys’ fees and costs of investigation) and actions of any kind, foreseen or unforeseen, arising or alleged to arise by reason of injury to or death of any person or damage to or loss of property, occurring on, in, or about the Premises, or by reason of any other claim whatsoever of any person or party, occasioned, directly or indirectly, wholly or partly: (a) by any act or omission on the part of Tenant or any Tenant Representative; or (b) by any breach, violation or non-performance of any covenant of Tenant under this Lease. If any action or proceeding shall be brought by or against Landlord or any Landlord Indemnitee in connection with any such liability, claim, suit, cost, injury, death or damage, Tenant, on notice from Landlord or any Landlord Indemnitee, shall defend such action or proceeding, at Tenant’s expense, by or through attorneys reasonably satisfactory to Landlord or the Landlord Indemnitee. The provisions of this Section shall apply to all activities of Tenant or any Tenant Representative with respect to the Premises, whether occurring before or after execution of this Lease. Subject to Section 7(c) of this Lease, Tenant’s obligations under this Section shall not be limited to the coverage of insurance maintained or required to be maintained by Tenant under this Lease. In no event shall Landlord or any Landlord Indemnitee be liable in any manner to Tenant or any Tenant Representative as the result of the acts or omissions of Tenant or a Tenant Representative and all liability therefore shall rest with Tenant. Tenant’s indemnification obligations pursuant to this Section shall survive the expiration or earlier termination of this Lease.

(b) Landlord.   Except to the extent caused by the negligence of Tenant or any Tenant Indemnitee (as defined below), neither Tenant nor Tenant’s members, affiliates, employees, agents, or contractors (each, a “Tenant Indemnitee”) shall be liable for and Landlord shall indemnify and save harmless Tenant and each Tenants Indemnitee from and against any and all liabilities, damages, claims, suits, costs (including costs of suit, reasonable attorneys’ fees and costs of investigation) and actions of any kind, foreseen or unforeseen, arising or alleged to arise by reason of injury to or death of any person or damage to or loss of property, occurring on, in, or about the Premises, or by reason of any other claim whatsoever of any person or party, occasioned, directly or indirectly, wholly or partly: (a) by any act or omission on the part of Landlord or any shareholder, officer, director, member, manager, partner, employee, agent, contractor, licensee, assignee or invitee of Landlord (each, a “Landlord Representative”); or (b) by any breach, violation or non-performance of any covenant of Landlord under this Lease. If any action or proceeding shall be brought by or against Tenant or any Tenant Indemnitee in connection with any such liability, claim, suit, cost, injury, death or damage, Landlord, on notice from Tenant or any Tenant Indemnitee, shall defend such action or proceeding, at Landlord’s expense, by or through attorneys reasonably satisfactory to Tenant or the Tenant Indemnitee. The provisions of this Section shall apply to all activities of Landlord or any Landlord Representative with respect to the Premises, occurring from and after execution of this Lease. Subject to Section 7(c) of this Lease, Landlord’s obligations under this Section shall not be limited to the coverage of insurance maintained or required to be maintained by Landlord under this Lease. In no event shall Tenant or any Tenant Indemnitee be liable in any manner to Landlord or any Landlord Representative as the result of the acts or omissions of Landlord or a Landlord Representative and all liability therefore shall rest with Landlord. Landlord’s indemnification obligations pursuant to this Section shall survive the expiration or earlier termination of this Lease.

18.Subordination; Attornment.

(a)Subordination. This Lease shall be subject and subordinate to any mortgage, deed of trust, trust indenture, assignment of leases or rents or both, or other instrument evidencing a security interest, which may now or hereafter affect any portion of the Premises, or be created as security for the repayment of any loan or any advance made pursuant to such an instrument or in connection with any sale-leaseback or other form of financing transaction and all renewals, extensions, supplements, consolidations, and other amendments, modifications, and replacements of any of the foregoing instruments (“Mortgage”). Tenant shall, at the request of any successor-in-interest to Landlord claiming by, through or under any Mortgage, attorn to such person or entity as described below. The foregoing provisions of this subsection (a) shall be self-operative and no further instrument of subordination shall be required to make the interest of any mortgagee, trustee or other holder of or beneficiary under a Mortgage (a “Mortgagee”) superior to the interest of Tenant hereunder; provided, however, Tenant shall execute and deliver promptly any certificate or instrument, in recordable form, that Landlord or Mortgagee may request in confirmation of such subordination, provided that such certificate or instrument provides that the beneficiary of such superior interest will not disturb Tenant’s possession of the Premises and rights under this Lease so long as Tenant is not in default of its obligations under this Lease, following all applicable notice and cure periods.

(b)Rights of Mortgagee. Any Mortgagee may elect that this Lease shall have priority over the Mortgage that it holds and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, whether this Lease is dated prior to or subsequent to the date of such Mortgage. If, in connection with the financing of the Premises, any Mortgagee shall request reasonable modifications of this Lease that do not increase the monetary obligations of Tenant under this Lease, materially increase Tenant’s other obligations, or materially and adversely affect the rights of Tenant under this Lease, then Tenant shall make such modifications.

(c)Attornment. If at any time prior to the expiration of the Term of this Lease, any Mortgagee comes into possession of the Premises, Tenant shall, at the election and upon the demand of any owner of the Premises, or of any Mortgagee-in-possession of the Premises, attorn, from time to time, to any such owner, Mortgagee, or any person or entity acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then-executory terms and conditions of this Lease, for the remainder of the Term provided that such Mortgagee-in-possession of the Premises agrees not to disturb Tenant’s possession of the Premises and rights under this Lease so long as Tenant is not in default of its obligations under this Lease, following all applicable notice and cure periods. Any such subordination, non-disturbance and attornment agreement shall be on customary terms and mutually satisfactory to Landlord, Tenant and such Mortgagee.

(d)Rights Accruing Automatically. The provisions of this Section 18 shall inure to the benefit of any such successor-in-interest to Landlord, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to such provisions. Tenant, however, upon demand of any such successor-in-interest to Landlord, shall execute, from time to time, instruments in confirmation of the foregoing provisions of this Section, reasonably satisfactory to any such successor-in-interest to Landlord and Tenant, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

(e)Limitation on Rights of Tenant. As long as any Mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to all Mortgagees at such addresses as shall have been furnished to Tenant by such Mortgagees and, if any such Mortgagee shall have notified Tenant within ten (10) business days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time shall have elapsed following the giving of such notice (but not to exceed sixty (60) days), during which period such Mortgagees shall have the right, but not the obligation, to remedy such act or omission. The foregoing shall not, however, be deemed to impose upon Landlord any obligations not otherwise expressly set forth in this Lease.

19.Condemnation.

(a)Permanent Condemnation.

(i)Lease Termination. If all or any portion of the Premises is taken under the power of eminent domain, or sold under the threat of the exercise of the power (both called “Condemnation”), this Lease shall terminate as to the part taken as of the first date the condemning authority takes either title or possession. If more than twenty-five (25%) percent of the leasable area of the Building is taken or the balance of the Building or the Premises is unfit for Tenant’s use, Tenant has the option to terminate this Lease as of the date the condemning authority takes possession. The option shall be exercised in writing as follows:

(A)Notice of Taking. Within thirty (30) days after Landlord or the condemning authority has given Tenant written notice of the taking; or

(B)Possession.  Absent notice, within ten (10) days after the condemning authority has taken possession.  If Tenant does not terminate, this Lease shall remain in full force and effect as to the portion of the Premises remaining. The Base Rent and Additional Rent shall be reduced in the same proportion as the area of the Building taken bears to the entire area leased hereunder.

(ii)Award. Any award for Condemnation is Landlord’s, whether the award is made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages. If this Lease is not terminated, Landlord shall diligently repair any damage to the Premises caused by such Condemnation, subject to delays due to Unavoidable Delay, as provided in Section 16.

(b)Temporary Condemnation. Upon condemnation of all or any portion of the Premises for temporary use (which shall mean a period not to exceed 180 days), this Lease shall continue without change or abatement in Tenant’s obligations, as between Landlord and Tenant. Tenant is entitled to the award made for the use. If the Condemnation extends beyond the Term of the Lease, the award shall be prorated between Landlord and Tenant as of the expiration date of the Term. Tenant is responsible, at its sole cost and expense, for performing any restoration work required to place the Premises in the condition it was in prior to Condemnation, unless the release of the Premises occurs after termination. In such case, Tenant shall assign to Landlord any claim it may have against the condemning authority for the cost of restoration, and if Tenant has received restoration funds, it shall give the funds to Landlord within ten (10) days after demand.

20.DAMAGES.  NOTWITHSTANDING ANY OTHER SECTION OF THIS LEASE, IN NO EVENT SHALL EITHER LANDLORD OR TENANT BE LIABLE TO THE OTHER UNDER ANY THEORY OF TORT, CONTRACT OR STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY LOST PROFITS, EXEMPLARY OR PUNITIVE DAMAGES OR CONSEQUENTIAL DAMAGES (EXCEPT TO THE EXTENT TENANT HOLDS OVER IN THE PREMISES AFTER THE TERM HEREOF HAS ENDED), EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER OR NOT ANY PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES WHICH MAY NOW EXIST OR HEREAFTER ARISE.

21.Landlord’s Right to Re-Enter. If an Event of Default occurs and is continuing, then it shall be lawful for Landlord to re-enter the Premises and to again possess and enjoy the Premises.

22.Default by Tenant and Landlord’s Remedies.

(a)Event of Default. If any one or more of the following events shall occur and be continuing beyond the period set forth in any default notice provided to be given, an Event or Events of Default shall have occurred under this Lease:

(i)Non-Payment. If Tenant shall fail to pay any installment of Base Rent, Additional Rent or other sums when due under this Lease and such failure shall continue for ten (10) days after the receipt of written notice from Landlord specifying the amount outstanding; provided, however, that Landlord shall not be required to provide written notice more than two (2) times in any twelve (12)-month period; or

(ii)Non-Performance. If Tenant shall fail to comply with any of the other terms, covenants, conditions or obligations of this Lease and such failure in compliance shall continue for thirty (30) days after delivery of written notice from Landlord to Tenant specifying the failure, or, if such failure cannot with due diligence be remedied within thirty (30) days, Tenant shall not, in good faith have commenced within said thirty (30) day period to remedy such failure and continued diligently and continuously thereafter to prosecute the same to completion; or

(iii)Bankruptcy.  If (i) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, which in the case of an involuntary action is not discharged within sixty (60) days; (ii) Tenant is declared insolvent by law or any assignment of Tenant’s property is made for the benefit of creditors; (iii) a receiver is appointed for Tenant or Tenant’s property, which appointment is not discharged within sixty (60) days; (iv) any action taken by or against Tenant to reorganize or modify Tenant’s capital structure in a materially adverse way which in the case of an involuntary action is not discharged within sixty (60) days; or (v) upon the dissolution of Tenant.

(b)Right to Terminate Lease and Re-Enter. Following an Event of Default, Landlord may, in addition to any other remedy available to Landlord under this Lease or available under the Requirements, at Landlord’s option, on 10 days’ written notice to Tenant, declare this Lease terminated at the expiration of such 10-day period and Tenant shall quit and surrender possession of the Premises, but Tenant shall remain liable to Landlord as hereinafter provided, and upon Tenant’s failure to surrender of possession, Landlord may re-enter the Premises by summary proceeding or otherwise free from any estate or interest of Tenant therein.

(c)Landlord’s Right to Restore and Re-Let, and Tenant’s Liability for Expenses. In the event that Landlord shall obtain possession by re-entry, legal or equitable actions or proceedings or other lawful means as a result of an Event of Default by Tenant, Landlord shall use commercially reasonable efforts to re-let the Premises for a term at least equal to the full Term of the Lease had Landlord not re-entered and re-possessed or terminated the Lease, and, in connection therewith, Landlord may make repairs and alterations to the Premises required to restore them to the same condition as during the Term of the Lease and may grant reasonable concessions in the re-renting to a new tenant, without affecting the liability of Tenant under the Lease. Tenant shall not be entitled to any surplus rents collected by Landlord. Any of the foregoing action taken or not taken by Landlord shall be without waiving any rights that Landlord may otherwise have under Requirements or pursuant to the terms of this Lease. Tenant shall pay Landlord all reasonable, documented legal and other expenses incurred by Landlord in terminating this Lease by reason of an Event of Default, in obtaining possession of the Premises, in making all required alterations and repairs and in paying the usual and ordinary commissions for re-letting the same.

(d)Survival Covenant - Liability of Tenant after Re-Entry and Possession or Termination.

(i)Survival of Obligations. If any Event of Default occurs (whether or not this Lease shall be terminated as a result of an Event of Default), Tenant shall remain liable to Landlord for all Base Rent and Additional Rent herein reserved (including, but not limited to, the expenses to be paid by Tenant pursuant to the provisions of this Lease); less the net amount of rent, if any, that shall be collected and received by Landlord from the Premises, for and during the remainder of the term of this Lease. Landlord shall, following re-entry and possession or termination, apply any rentals received by Landlord in the following order: (i) to the payment of indebtedness or costs other than rent or damages; (ii) to the payment of any cost of re-letting; (iii) to the payment of any cost of altering or repairing the Building; (iv) to the payment of Base Rent and Additional Rent, or damages, as the case may be, due and unpaid hereunder; and (v) the residue, if any, shall be held by Landlord and applied for the payment of future Base Rent and Additional Rent, or damages, as the case may be, as the same may become due and payable hereunder. Landlord may sue periodically for and collect the amount that may be due pursuant to the provisions of this Section, and Tenant expressly agrees that any such suit shall not bar or in any way prejudice the rights of Landlord to enforce the collection or the amount due at the end of any subsequent period by a like or similar proceeding. The words “re- entry” and “re-enter,” as used herein, shall not be construed as limited to their strict legal meaning.

(ii)Rights on Termination. Should Landlord terminate this Lease by reason of an Event of Default, then Landlord shall thereupon have the right, without the obligation, as an alternative to suing Tenant periodically pursuant to the provisions of subsection (i) above, to recover from Tenant the difference, if any, at the time of such termination, between the amount of Base Rent and Additional Rent reserved herein for the remainder of the Term over the then reasonable rental value of the Premises for the same period both discounted to present value at the rate than being given prime loans minus one point by Wells Fargo N.A. Landlord shall not, by any re-entry or other act, be deemed to have terminated this Lease, unless Landlord shall notify Tenant in writing, that Landlord has elected to terminate the same.

(iii)Remedies Cumulative. The remedies of Landlord specified herein shall be cumulative as to each other and as to all such allowed by Requirements.

(iv)Duty to Mitigate.  Notwithstanding anything to the contrary herein contained, if an Event of Default occurs and Landlord shall seek to exercise its remedies, Landlord shall use commercially reasonable efforts to mitigate any damages caused by such Event of Default, such efforts to include using commercially reasonable efforts to re-let the Premises.

(e)Right to Injunction. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

23.End of Term; Removal of Tenant’s Trade Fixtures; Holding Over.

(a)End of Term.  Upon the expiration or earlier termination of the Term of this Lease, (i) Tenant shall, at its sole cost and expense, quit and surrender to Landlord the Premises broom clean, in good order and condition (ordinary wear and tear excepted), and remove all of its trade equipment, trade fixtures, goods and other property (including the Gaia Sphere Property) therefrom and (ii) surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises.

(b)       Holding Over.   If Tenant shall hold over after expiration of the Term or any earlier termination of this Lease, (i) Tenant shall be deemed to be a tenant-at-will, (ii) Tenant shall pay one and one-half times the Base Rent and Additional Rent payable during the final full month of the Term; (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated at any time and Tenant’s occupancy shall otherwise be on the terms and conditions herein specified so far as applicable. The provisions of this Section 23(b) shall not constitute a waiver by Landlord or any re-entry rights of Landlord provided hereunder or by law. This subsection 23(b) shall survive the termination or expiration of this Lease.

24.Estoppel Certificate. Within ten (l0) days of request from Landlord, Tenant shall execute, acknowledge and deliver to Landlord, a written instrument certifying (i) that this Lease has not been modified and is in full force and effect, or if there has been a modification, that this Lease is in full force and effect as modified, stating the modification; (ii) specifying the dates to which rent and other sums due from Tenant under this Lease have been paid; (iii) stating whether or not to the knowledge of Tenant, Landlord is in default, and if so, the reasons for the default; (iv) stating the commencement date of the Term; and (v) providing such other customary information as is reasonably requested by Landlord.

25.Limitations on Landlord’s Liability. Notwithstanding any provision of this Lease to the contrary, Tenant agrees that it shall look only to the Premises (which includes all of Landlord’s equity or interest therein, including proceeds of sale, insurance and condemnation) in seeking to enforce any obligations or liabilities whatsoever of Landlord under this Lease or to satisfy a judgment (or any other charge, directive or order) of any kind against Landlord; and Tenant shall not look to the property or assets of any of the any officers, directors, shareholders (or principal, partner, member or manager of any non-corporate Landlord), employees, agents, or legal representatives of Landlord in seeking to enforce any obligations or liabilities whatsoever of Landlord under this Lease or to satisfy a judgment (or any other charge, directive or order) of any kind against Landlord, and in no event shall any deficiency judgment be sought or obtained against Landlord. No person who is an officer, director, shareholder (or principal, partner, member or manager of any non-corporate Landlord), employee, agent, or legal representative of Landlord shall be personally liable for any obligations or liabilities of Landlord under this Lease.

26.Services and Utilities.  To the extent not included in Operating Expenses, Tenant shall, at Tenant’s own expense, obtain all utility services supplying the Premises, including but not limited to electricity, water, sewer, standby water for sprinkler, gas, telephone and all other utilities and other communication services, in its own name, effective as of the commencement of this Lease, and shall pay the cost directly to the applicable utility, including any fine, penalty, interest or cost that may be added thereto for non-payment thereof.  If required by Landlord, Tenant shall have a separate water, electric, and/or gas meter installed for the Premises, or shall reimburse Landlord for the costs of such meter(s) if Landlord has a separate water, electric or gas meter installed for the Premises.

27.Qualification in Colorado. Tenant represents and warrants to Landlord that it is qualified to do business in the State of Colorado.

28.Notices. All notices, consents, demands, communications or approvals required or permitted by this Lease shall be in writing and shall be delivered personally or delivered by certified or registered mail, return receipt requested, addressed as follows:

If to Landlord:Boulder Road LLC

833 W. South Boulder Road

Louisville, Colorado 80027

Attn: Paul Tarell

and

Westside Boulder, LLC

1244 6th St.

Santa Monica, California 90401

Attn:  Jonathan Condos

If to Tenant: Boulder Road LLC

833 W. South Boulder Road

Louisville, Colorado 80027

Attn: Paul Tarell

Landlord and Tenant may, by notice given in the same manner set forth above, designate a different address to which subsequent notices shall be sent. Notice shall be deemed given when delivered, if delivered personally or by reputable overnight delivery service that provides proof of delivery, or when mailed if sent by certified or registered mail, return receipt requested.

29.Broker. Each party represents and warrants to the other no real estate broker was instrumental in effecting this Lease. Each party shall indemnify and defend the other from the claim of any broker, that such broker was authorized on behalf of such party to make an offer to the other with respect to this transaction.

30.Tenant’s Right to Quiet Enjoyment. Upon paying the rents and other sums required of Tenant under the Lease and faithfully and fully performing the terms, conditions and covenants of the Lease on Tenant’s part to be performed, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term.

   31.Miscellaneous.

(a)Validity of Lease. The provisions of this Lease are severable. If any provision of the Lease is adjudged to be invalid or unenforceable by a court of competent jurisdiction, it shall not affect the validity of any other provision of this Lease.

(b)Non-Waiver by Landlord. The rights, remedies, options or elections of Landlord in this Lease are cumulative, and the failure of Landlord to enforce performance by Tenant of any provision of this Lease applicable to Tenant, or to exercise any right, remedy, option or election, or the acceptance by Landlord of the annual Base Rent or Additional Rent from Tenant after any default by Tenant, in any one or more instances, shall not act as a waiver or a relinquishment at the time or in the future, of Landlord of such provisions of this Lease, or of such rights, remedies, options or elections, and they shall continue in full force and effect.

(c)Entire Agreement. This Lease contains the entire agreement between the parties. No representative, agent or employee of Landlord has been authorized to make any representations, warranties or promises with respect to the letting, or to vary, alter or modify the provisions of this Lease. No additions, changes, modifications, renewals or extensions of this Lease, shall be binding unless reduced to writing and signed by both parties.

(d)Effective Law. This Lease shall be governed by, construed and enforced in accordance with the laws of the State of Colorado without giving effect to its principles of conflicts of law. Landlord and Tenant waive their right to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other, or with respect to any issue or defense raised therein, on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use and occupancy of the Premises, including summary proceedings and possession actions, and any emergency statutory or other statutory remedy.

(e)Commercial Lease. This Lease shall be construed as a commercial Lease.

(f)Captions. The captions of the Sections in this Lease and the Table of Contents are for reference purposes only and shall not in any way affect the meaning or interpretation of this Lease.

(g)Obligations Joint and Several. If there is more than one party tenant, their obligations under this Lease are joint and several. If Tenant is a partnership, the obligations of Tenant under this Lease are joint and several obligations of each of the partners and of the partnership.

(h)Counterparts. This Lease may be executed in one or more counterparts, each of which shall be an original, and all of which constitutes one and the same Lease.

(i)Landlord’s Performance of Tenant’s Obligations. The performance by Landlord of any obligation required of Tenant under this Lease shall not be construed to modify this Lease, nor shall it create any obligation on the part of Landlord with respect to any performance required of Tenant under this Lease, whether Landlord’s performance was undertaken with the knowledge that Tenant was obligated to perform, or whether Landlord’s performance was undertaken as a result of mistake or inadvertence.

(j)Remedies and Rights Not Exclusive. No right or remedy conferred upon Landlord shall be considered exclusive of any other right or remedy, but shall be in addition to every other right or remedy available to Landlord under this Lease or by law. Any right or remedy of Landlord, may be exercised from time to time, and as often as the occasion may arise. The granting of any right, remedy, option or election to Landlord under this Lease shall not impose any obligation on Landlord to exercise the right, remedy, option or election.

(k)Signature and Delivery by Landlord. This Lease is of no force and effect unless it is signed by Landlord and Tenant, and a signed copy of this Lease delivered by Landlord to Tenant. The mailing, delivery or negotiation of this Lease by Landlord or Tenant or any agent or attorney of Landlord or Tenant prior to the execution and delivery of this Lease as set forth in this subsection shall not be deemed an offer by Landlord or Tenant to enter into this Lease, whether on the terms contained in this Lease or on any other terms. Until the execution and delivery of this Lease as set forth in this subsection, Landlord or Tenant may terminate all negotiations and discussions of the subject matter of this Lease, without cause and for any reason, without recourse or liability.

(l)Inspection, Length of Time of Tenant’s Default. Nothing in this Lease requires Landlord at any time, to inspect the Premises to determine whether Tenant is in default of Tenant’s obligations under this Lease. Any default by Tenant of the provisions of this Lease for any length of time, and whether Landlord has direct or indirect knowledge or notice of the default, is not a waiver of Tenant’s default by Landlord, and Landlord has the right to declare Tenant in default, notwithstanding the length of time the default exists.

(m)No Offer. The submission of the Lease to Tenant shall not be deemed an offer by Landlord to rent the Premises to Tenant, such an offer only being made by the delivery to Tenant of a Lease signed by Landlord.

(n)Surrender. Neither the acceptance of keys to the Premises nor any other act or thing done by Landlord or any agent, employee or representative of Landlord shall be deemed to be an acceptance of a surrender of the Premises, excepting only an agreement in writing, signed by Landlord, accepting or agreeing to accept a surrender of the Premises.

(o)Drafting Ambiguities; Interpretation. In interpreting any provision of this Lease, no weight shall be given to nor shall any construction or interpretation by influenced by the fact that counsel for one of the parties drafted this Lease, each party recognizing that it and it’s counsel have had an opportunity to review this Lease and have contributed to the final form of this Lease. Unless otherwise specified, the words “include” and “including” and words of similar import shall be deemed to be followed by the words “but not limited to” and the word “or” shall be “and/or.”

(p)References. In all references to any persons, entities or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of this Lease may require.

(q)Binding Effect. This Lease is binding upon and shall inure to the benefit of the parties, their legal representatives, successors and permitted assigns.

(r)Landlord Defined. The term “Landlord” in this Lease means and includes only the owner(s) at the time in question of the Premises and, in the event of the sale or transfer of the Premises, Landlord shall be released and discharged from the provisions of this Lease thereafter accruing, but such provisions shall be binding upon each new owner of the Premises while such party is an owner.

(s)Time of the Essence. Time is of the essence of this Lease.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

Landlord:

BOULDER ROAD LLC, a Colorado limited liability company

By:  GAIA, INC., its manager

By:  /s/ Paul Tarell

Name:Paul Tarell

Title:  Chief Financial Officer

WESTSIDE BOULDER, LLC,

a California limited liability company

By:  _/s/ Jonathan Condos_____________________________________

Name: Jonathan Condos

Title: Manager

Tenant:

BOULDER ROAD LLC, a Colorado limited liability company

By:  GAIA, INC., its manager

By:  /s/ Paul Tarell

Name:Paul Tarell

Title:Chief Financial Officer